Exhibit 2.01
Resource Extraction Payment Report
Project-level Disclosure
The table below sets forth our payments made to governments for the fiscal year ended December 31, 2024, by project and type of payment.

	For the year ended December 31, 2024 (in US D ollars) (1)
	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments for Infrastructure Improvements	Community and Social Responsibility Payments	Total
Argentina
Sal de Oro Project	$8,347,249	$—	$904,230	$—	$—	$—	$—	$—	$9,251,479
Malaysia
Block PM524 Project	—	—	814,217	—	—	—	—	—	$814,217
Indonesia
Block Bunga Project	—	—	162,231	—	—	—	—	—	$162,231
Australia
Atlas, Roma North, Range Project	1,084,930	12,703,328	605,290	—	—	—	—	—	$14,393,548

Total	$9,432,179	$12,703,328	$2,485,968	$—	$—	$—	$—	$—	$24,621,475

(1)
All payments are reported in US Dollars. Payments relating to project in Argentina were made in Argentine Pesos, payments relating to project in Malaysia were made in Malaysian Ringgits, payments relating to project in Indonesia were made in Indonesian Rupiahs, and payments relating to the project in Australia were made in Australian Dollars. Such payments made in currencies other than in US Dollars have been converted to US Dollars using the exchange rates as of December 31, 2024.

Government-level Disclosure
The table below sets forth our payments made to governments for the fiscal year ended December 31, 2024, by government and type of payment.

	For the year ended December 31, 2024 (In US Dollars) (1)
	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments for Infrastructure Improvements	Community and Social Responsibility Payments	Total
Argentina
National Government	$8,168,414	$—	$—	$—	$—	$—	$—	$—	$8,168,414
State Government	175,890	—	904,230	—	—	—	—	—	1,080,120
Municipal Government	2,945	—	—	—	—	—	—	—	2,945
Malaysia
State-owned enterprise	—	—	814,217	—	—	—	—	—	814,217
Indonesia
State-owned enterprise	—	—	162,231	—	—	—	—	—	162,231
Australia
National Government	—	—	88,930	—	—	—	—	—	88,930
State Government	—	12,703,328	510,744	—	—	—	—	—	13,214,072
Local Government	1,084,930	—	5,616	—	—	—	—	—	1,090,546

Total	$9,432,179	$12,703,328	$2,485,968	$—	$—	$—	$—	$—	$24,621,475

(1)
All payments are reported in US Dollars. Payments relating to project in Argentina were made in Argentine Pesos, payments relating to project in Malaysia were made in Malaysian Ringgits, payments relating to project in Indonesia were made in Indonesian Rupiahs, and payments relating to the project in Australia were made in Australian Dollars. Such payments made in currencies other than in US Dollars have been converted to US Dollars using the exchange rates as of December 31, 2024.

Payment Details Disclosure
The table below provides the details of payments made to governments for the fiscal year ended December 31, 2024.

For the year ended December 31, 2024
Subnational Political Jurisdiction	Government	Business Segment	Project	Resource	Extraction Method	Amount (In US Dollars) (1)
Argentina
Salta and Catamarca	National Government	Rechargeable Battery Materials Segment	Sal de Oro Project	Brine Lithium	Brine Well Production	$8,168,414
Salta	State and Municipal	Rechargeable Battery Materials Segment	Sal de Oro Project	Brine Lithium	Brine Well Production	907,175
Catamarca	State	Rechargeable Battery Materials Segment	Sal de Oro Project	Brine Lithium	Brine Well Production	175,890

Total						$9,251,479

Malaysia
Terengganu	State-owned enterprise	Infrastructure Business — Trading Segment	Block PM524 Project	Oil and Natural Gas	Well Drilling	$814,217

Total						$814,217

Indonesia
Java	State-owned enterprise	Infrastructure Business — Trading Segment	Block Bunga Project	Oil and Natural Gas	Well Drilling	$162,231

Total						$162,231

Australia
Queensland	National , State and Local	Infrastructure Business — Trading Segment	Atlas, Roma North and Range Project	Coal Seam Gas	Well Drilling	$14,393,548

Total						$14,393,548

(1)
All payments are reported in US Dollars. Payments relating to project in Argentina were made in Argentine Pesos, payments relating to project in Malaysia were made in Malaysian Ringgits, payments relating to project in Indonesia were made in Indonesian Rupiahs, and payments relating to the project in Australia were made in Australian Dollars. Such payments made in currencies other than in US Dollars have been converted to US Dollars using the exchange rates as of December 31, 2024.